Exhibit 99.1

          Innotrac Corporation Announces 2003 Third Quarter Results

                          Trends Continue to Improve

    ATLANTA, November 6 /PRNewswire-FirstCall/ -- Innotrac Corporation (Nasdaq:
INOC), a full-service fulfillment and logistics provider, today announced financial results for the third quarter ended September 30, 2003. The Company reported revenues of $18.5 million and gross margins were 53.9%. The Company also reported a net loss of $249,000 or a $0.02 loss per share for the quarter compared to a net loss of $5.3 million or $0.46 loss per share in the third quarter of 2002. The Company generated $2.4 million in positive cash flow from operations for the quarter. "These metrics reflect improving trends versus the second quarter of 2003 and a significant improvement over the comparable quarter in 2002," stated David L. Gamsey, Chief Financial Officer.
    For the nine months ended September 30, 2003, revenues totaled
$54.5 million and gross margins were 52.8%. The Company reported a net loss for the nine months ended September 30, 2003 of $1.5 million or a $0.13 loss per share compared to a net loss for the nine months ended September 30, 2002 of $4.0 million or $0.35 loss per share.
    "Innotrac delivered a very solid quarter of increased operating cash flows and improved financial performance. These results confirm that we are on track to improve our operating results as we continue to grow revenue, improve productivity, and reduce fixed expenses. Our investments in facilities and technology are generating growth opportunities and allowing us to maintain gross margins that exceed 50%," stated Scott D. Dorfman, President and Chief Executive Officer. "We are focused on executing our strategic plan and monitoring fixed costs. We are poised to capitalize on new business opportunities, and we remain steadfast in our efforts to drive the Company to expanding cash flows and sustainable profitability."

    Conference Call
    Innotrac Corporation will hold a conference call to discuss this release this evening, November 6, at 5:00 p.m. Eastern Standard Time. Investors can listen to the conference call live by dialing 1-800-291-3901 or 706-634-6500 (Conference ID: 1586445) or by logging on to www.innotrac.com and clicking on "Webcasts and Presentations" in the "Company" section. The Webcast will be archived and available at the same Web address. Additionally, audio playback will be available at 1-800-642-1687 or 706-645-9291 (Conference ID Number:
1586445).

    About Innotrac
    Innotrac Corporation, founded in 1984 and based in Atlanta, Georgia, is a full-service fulfillment and logistics provider serving enterprise clients and world-class brands. The Company employs sophisticated order processing and warehouse management technology and operates seven fulfillment centers and two call centers in five cities spanning all time zones across the continental United States. For more information about Innotrac, visit the Innotrac Web site, www.innotrac.com .
    Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on Innotrac's operating results, performance or financial condition are competition, the demand for Innotrac's services, Innotrac's ability to retain its clients, the state of the telecommunications industry in general, Innotrac's ability to maintain profit margins in the face of pricing pressures and numerous other factors discussed in Innotrac's 2002 Annual Report on Form 10-K and other filings on file with the Securities and Exchange Commission.


                               INNOTRAC CORPORATION
                 Condensed Consolidated Statements of Operations
                     (in thousands, except per share amounts)

                                          Three Months Ended Nine Months Ended
                                            September 30,      September 30,
                                              (Unaudited)      (Unaudited)
                                             2003     2002     2003    2002

    Revenues                               $18,545  $20,064  $54,510  $60,464

    Cost of revenues:
        Cost of revenues                     8,548   11,629   25,706   33,644
        Special credit                           -        -        -     (293)
           Total cost of revenues            8,548   11,629   25,706   33,351
        Gross margin                         9,997    8,435   28,804   27,113
    Operating expenses:
        Selling, general and
         administrative expenses             8,819   12,422   26,362   27,760
        Special charges, net                     -    3,123      (30)   1,802
        Depreciation and amortization        1,358    1,352    4,289    3,841
            Total operating expenses        10,177   16,897   30,621   33,403
    Operating loss                            (180)  (8,462)  (1,817)  (6,290)
        Interest expense                       180       99      581      232
        Other                                    1      (33)      (5)    (122)
            Total other expense                181       66      576      110
    Loss before income taxes                  (361)  (8,528)  (2,393)  (6,400)
        Income tax benefit                    (112)  (3,220)    (859)  (2,371)
    Net loss                                 $(249) $(5,308) $(1,534) $(4,029)

    Earnings per share:
        Basic                               $(0.02)  $(0.46)  $(0.13)  $(0.35)
        Diluted                             $(0.02)  $(0.46)  $(0.13)  $(0.35)

    Weighted average shares
        outstanding:
        Basic                               11,584   11,506   11,498   11,548
        Diluted                             11,584   11,506   11,498   11,548

    Note: these statements should be read in conjunction with the Company's Form 10-K filed with the Securities and Exchange Commission on March 31, 2003.


                               INNOTRAC CORPORATION
                 Condensed Consolidated Statements of Cash Flows
                                  (in thousands)

                                             Three Months     Nine Months
                                                 Ended           Ended
                                             September 30,    September 30,
                                              (Unaudited)      (Unaudited)
                                             2003    2002     2003     2002

    CASH FLOW FROM OPERATING ACTIVITIES:
    Net loss                                 $(249) $(5,308) $(1,534) $(4,029)
    Adjustments to net loss:
        Depreciation and amortization        1,358    1,352    4,289    3,841
        Loss on impairment and disposal of
         fixed assets                            1    3,062        1    3,563
        Deferred income taxes                 (302)  (2,933)  (1,049)  (5,109)
        Amortization of deferred
         compensation                           18       18       54       54
        Changes in working capital:
           Accounts receivable, net          1,679   (5,159)    (796)  (3,016)
           Inventory                         1,418   (1,847)   8,460    7,273
           Prepaid assets and other           (794)    (367)      58    1,812
           Accounts payable, accrued
            expenses and other                (684)      68  (11,557)  (1,061)
        Cash provided by (used in)
         operating activities                2,445  (11,114)  (2,074)   3,328

    CASH FLOW FROM INVESTING ACTIVITIES:
    Capital expenditures                      (363)  (3,553)  (1,018) (11,592)
    Payment for business acquired               (5)    (360)    (181) (14,087)
    Sale of marketable securities              -        -        -        435
        Cash (used in) investing activities   (368)  (3,913)  (1,199) (25,244)

    CASH FLOW FROM FINANCING ACTIVITIES:
    Net (repayments) borrowings under line
     of credit                              (2,016)  13,407    2,619   13,407
    Repayment of long term debt                (28)     (63)    (100)    (208)
    Loan fees paid                             -        -        (31)     (50)
    Sale (purchase) of treasury stock
     shares                                    537     (448)   1,009     (448)
        Cash (used in) provided by
         financing activities               (1,507)  12,896    3,497   12,701

    Net increase (decrease) in cash            570   (2,131)     224   (9,215)
    Cash, beginning of period                  615    2,329      961    9,413
    Cash, end of period                     $1,185     $198   $1,185     $198

    Note: these statements should be read in conjunction with the Company's Form 10-K filed with the Securities and Exchange Commission on March 31, 2003.


                              INNOTRAC CORPORATION
                      Condensed Consolidated Balance Sheets
                                 (in thousands)

                                                 September 30,    December 31,
                                                     2003             2002
                   ASSETS                        (Unaudited)        (Audited)
    Current Assets:
        Cash                                        $1,185              $961
        Accounts receivable, net                    14,999            14,203
        Inventories, net                            15,638            24,098
        Deferred income taxes                          634               552
        Prepaid expenses and other                   2,372             2,357
           Total current assets                     34,828            42,171

     Property and equipment, net                    15,866            18,915

     Goodwill                                       25,169            24,988
     Other assets, net                              10,127             9,425

        Total Assets                               $85,990           $95,499

    LIABILITIES AND SHAREHOLDERS' EQUITY
    Current Liabilities:
        Accounts payable                            $4,969           $13,517
        Accrued expenses and other                   3,309             6,626
        Line of credit                              16,991               -
           Total current liabilities                25,269            20,143

    Noncurrent Liabilities:
        Line of credit                                 -              14,372
        Other non-current liabilities                1,075             1,125
           Total noncurrent liabilities              1,075            15,497

     Total shareholders' equity                     59,646            59,859

        Total Liabilities and
         Shareholders' Equity                      $85,990           $95,499

    Note: these statements should be read in conjunction with the Company's Form 10-K filed with the Securities and Exchange Commission on March 31, 2003.

SOURCE  Innotrac Corporation
    -0-                             11/06/2003
    /CONTACT: David L. Gamsey, Chief Financial Officer of Innotrac Corporation, +1-678-584-4020, or email, dgamsey@innotrac.com/
    /Web site:  http://www.innotrac.com/
    (INOC)

CO:  Innotrac Corporation
ST:  Georgia
IN:  TRN
SU:  ERN CCA MAV